UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2018

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Metro Drive, Suite 700 San Jose, California	95110-1346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 408-535-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Fair Isaac Corporation (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on February 28, 2018. Of the 30,245,973 shares of common stock entitled to vote, 28,223,368 shares were present at the Annual Meeting in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1: All of the board’s nominees for director were elected by the votes set forth in the table below:

NOMINEES	For	Against	Abstain	Broker Non-Votes
Braden R. Kelly	25,041,641	361,436	206,598	2,613,693
A. George Battle	24,592,174	1,007,575	9,926	2,613,693
Mark W. Begor	25,466,745	132,526	10,404	2,613,693
James D. Kirsner	25,157,445	441,826	10,404	2,613,693
William J. Lansing	25,486,278	113,151	10,246	2,613,693
Marc F. McMorris	14,279,279	11,319,992	10,404	2,613,693
Joanna Rees	14,284,083	11,314,992	10,600	2,613,693
David A. Rey	25,503,137	95,238	11,300	2,613,693

Item No. 2: The stockholders approved the amendment to the Company’s 2012 Long-Term Incentive Plan by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
23,192,621	2,385,205	31,849	2,613,693

Item No. 3: The stockholders approved, on an advisory (non-binding) basis, the resolution relating to the Company’s named executive officer compensation by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
25,301,712	274,345	33,618	2,613,693

Item No. 4: The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2018 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
27,954,595	253,645	15,128

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

Date: March 1, 2018	By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel, and Secretary